
                                                                     EXHIBIT 4.4

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                           FNB FINANCIAL SERVICES, LP

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                                TABLE OF CONTENTS

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
ARTICLE 1 ORGANIZATIONAL MATTERS.................................................    1

Section 1.1 - Formation..........................................................    1
Section 1.2 - Name...............................................................    1
Section 1.3 - Purpose and Character of Business..................................    1
Section 1.4 - Effective Date; Term...............................................    1
Section 1.5 - Registered Agent...................................................    1
Section 1.6 - Partners...........................................................    2

ARTICLE 2 DEFINITIONS............................................................    2

ARTICLE 3 CAPITAL CONTRIBUTIONS; LOANS...........................................    2

Section 3.1 - Capital............................................................    2
Section 3.2 - Interest...........................................................    2
Section 3.3 - Additional Required Funds..........................................    2
Section 3.4 - Loans..............................................................    3
Section 3.5 - Distributions and Withdrawals......................................    3
Section 3.6 - Subsequent Partners................................................    3

ARTICLE 4 ALLOCATIONS OF PROFITS AND LOSSES; DISTRIBUTIONS; ACCOUNTING...........    3

Section 4.1 - Allocation of Income and Loss......................................    3
Section 4.2 - Distribution of Cash Flow..........................................    4
Section 4.3 - Books and Records..................................................    4
Section 4.4 - Accounting Period and Method.......................................    5
Section 4.5 - Capital Accounts...................................................    5
Section 4.6 - Charges Against Capital Accounts...................................    5
Section 4.7 - Tax Election.......................................................    5
Section 4.8 - Tax Matters Partner................................................    5

ARTICLE 5 MANAGEMENT.............................................................    6

Section 5.1 - Powers of the General Partner......................................    6
Section 5.2 - Duties of the Managing Partners....................................    7
Section 5.3 - Compensation to the Managing Partners..............................    7
Section 5.4 - Prohibition on Authority of the Managing Partners..................    7
Section 5.5 - Exculpation and Indemnification....................................    8
Section 5.6 - Expenses...........................................................    8
Section 5.7 - Insurance..........................................................    8

ARTICLE 6 RIGHTS AND PROHIBITIONS AFFECTING GENERAL PARTNERS.....................    9

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
Section 6.1 - Withdrawal of General Partner......................................    9
Section 6.2 - Additional General Partners........................................    9

ARTICLE 7 RIGHTS AND PROHIBITIONS AFFECTING LIMITED PARTNERS.....................    9

Section 7.1 - Rights, Powers, and Restrictions...................................    9
Section 7.2 - Limitation on Withdrawal...........................................    9
Section 7.3 - Additional Limited Partners........................................    9
Section 7.4 - Voting - Limited Partners..........................................    9

ARTICLE 8 TRANSFER OF INTEREST; WITHDRAWAL.......................................   10

Section 8.1 - Unrestricted Transfers.............................................   10
Section 8.2 - Right of First Refusal.............................................   10
Section 8.4 - Transferees........................................................   11
Section 8.5 - Admission of Transferees...........................................   11
Section 8.6 - Compliance.........................................................   12
Section 8.7 - Withdrawal of a General Partner....................................   12
Section 8.8 - Withdrawal of Sole General Partner.................................   12

ARTICLE 9 DISSOLUTION; TERMINATION OF THE PARTNERSHIP............................   12

Section 9.1 - Causes of Termination..............................................   12
Section 9.2 - Liquidation........................................................   12
Section 9.3 - Final Accounting...................................................   13

ARTICLE 10 MISCELLANEOUS.........................................................   13

Section 10.1 - Governing Law.....................................................   13
Section 10.2 - Amendments........................................................   13
Section 10.3 - Further Action....................................................   14
Section 10.4 - Binding Effect....................................................   14
Section 10.5 - Ratification......................................................   14
Section 10.6 - Entire Agreement..................................................   14
Section 10.7 - Headings, Etc.....................................................   14
Section 10.8 - Severability......................................................   14
Section 10.9 - Notices...........................................................   14
Section 10.10 - Power of Attorney................................................   15
Section 10.11 - Counterparts.....................................................   15
Section 10.12 - Exhibits.........................................................   15

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           FNB FINANCIAL SERVICES, LP

      THIS AGREEMENT OF LIMITED PARTNERSHIP (the "Agreement"), is entered into by and among Regency Consumer Financial Services Inc. (hereinafter referred to as the "General Partner"), and FNB Consumer Financial Services Inc. (hereinafter referred to as the "Limited Partner") (the Limited Partner and the General Partner are hereinafter sometimes collectively referred to as the "Partners" and individually as a "Partner") who hereby agree to form a limited partnership under and governed by the provisions of the Delaware Revised Uniform Limited Partnership Act, Title 6, Chapter 17 of the Delaware Code (the "Act"). The limited partnership is formed for the purposes and upon the terms and conditions hereinafter set forth.

                                    ARTICLE 1

                             ORGANIZATIONAL MATTERS

      Section 1.1 - Formation. The Partners hereby enter into this Agreement under the Act for the purpose of evidencing their agreement to operate the Partnership as a partnership for federal tax purposes. The Partners have authorized the formation of the Partnership as a Delaware limited partnership pursuant to the provisions of the Act and have caused to be filed a Certificate of Limited Partnership with the Secretary of State of Delaware. The Partners shall forthwith execute and cause to be filed any additional documents and instruments as may be necessary or appropriate in connection with the transaction of business by the Partnership.

      Section 1.2 - Name. The name of the Partnership is FNB FINANCIAL SERVICES, LP (the "Partnership"). The Partnership shall conduct business under such name or such variations of such name as the General Partner deems appropriate to comply with the laws of any other jurisdiction in which the Partnership qualifies to do business.

      Section 1.3 - Purpose and Character of Business. The Partnership is formed to issue, administer and repay Securities (as defined in the Indenture) being issued pursuant to and authenticated under that certain Indenture by and among the Partnership, F.N.B. Corporation, as Guarantor and J.P. Morgan Trust Company, National Association, as Trustee ("Trustee"), dated as of January ____, 2005 (the "Indenture"), as well as to perform any other actions necessary or appropriate to effectuate the issuance, administration and repayment of such Securities.

      Section 1.4 - Effective Date; Term. This Agreement shall be deemed to be effective on the date that an executed copy of the Certificate of Limited Partnership required by Section 17-201 of the Act was filed with the Secretary of State of Delaware. The term of the Partnership shall be perpetual unless earlier dissolved and terminated pursuant to the Act or any provision of this Agreement.

      Section 1.5 - Registered Agent. The name of the registered agent for service of process on the Partnership shall be Entity Services Group, LLC #9272016, and the address of the registered agent and registered office in the State of Delaware is 103 Foulk Road, Suite 200, Wilmington,

Delaware 19803. Upon any change of the Registered Agent, the Partnership shall file a notice of change with the Secretary of State of Delaware as required under the Act.

      Section 1.6 - Partners. Upon the execution of a counterpart signature page to this Agreement, (i) the General Partner shall be admitted as a general partner of the Partnership and (ii) the Limited Partner shall be admitted as the limited partner of the Partnership. The names, mailing addresses and number of Units of the Partners are set forth on Exhibit A attached hereto.

                                    ARTICLE 2

                                   DEFINITIONS

      For purposes of this Agreement, unless the context clearly indicates otherwise: (i) all of the capitalized words in this Agreement shall have the meanings set forth in the Appendix; and (ii) all non-capitalized words defined in the Act shall have the meanings set forth therein.

                                    ARTICLE 3

                          CAPITAL CONTRIBUTIONS; LOANS

      Section 3.1 - Capital. Concurrently with the execution of this Agreement, the Partners shall make a Capital Contribution in cash or property having a fair market value in the amount set forth opposite each Partner's name in Exhibit A attached hereto. All Capital Contributions of the partners shall be credited to the Partners' Capital Accounts and maintained by the Partnership in accordance with Section 4.5 hereof.

      Section 3.2 - Interest. No Partner shall be entitled to any interest on its Capital Account or on its contributions to the capital of the Partnership.

      Section 3.3 - Additional Required Funds. If additional capital is required, as determined by the General Partner, each Partner may, but shall not be required to, contribute such capital in proportion to the number of Units owned by each Partner as compared to the total number of Units owned by all of the Partners. If additional Capital Contributions are made by the Partners to the Partnership, additional Units (General Partnership Units or Limited Partnership Units, as the case may be) shall be issued by the General Partner to such Partners. The determination of the amount of Units to be issued shall be determined by the General Partner, taking into account the value of said Capital Contribution and the then net fair market value of the underlying Partnership property immediately before the contribution. If any Partner shall not make such additional contribution, the other Partners shall have the right, but not the duty, to make such contributions, in proportion to the number of Units owned by such Partner or as otherwise agreed, in exchange for additional Units. The Partners agree that the sole remedy for failure to make an additional Capital Contribution under this Section 3.3 shall be the dilution of their ownership interest in the Partnership by the reason of the issuance of additional Units to other Partners who have made such additional Capital Contributions.

      Section 3.4 - Loans. In the event the Partnership shall require funds to carry on the business of the Partnership, any Partner shall have the right, but not be required, to loan money upon terms and conditions acceptable to such Partner and the Partnership ("Loans").

      Section 3.5 - Distributions and Withdrawals. No Partner shall be entitled to make withdrawals from the Partnership except to the extent of distributions made pursuant to express provisions of this Agreement. Distributions may be made in cash or in property or partly in each. No Partner shall have the right to require that a distribution be made other than in cash, except as expressly provided otherwise in this Agreement.

      Section 3.6 - Subsequent Partners. Any Person who subsequently becomes a Partner by contributing property to the Partnership shall be given full and fair Capital Account credit therefor based upon the net fair market value of the property at the date of the contribution, as determined by mutual agreement of the Person contributing the property and the General Partner. Upon any such contributions, the Capital Account balances of the other Partners shall be adjusted to reflect the then net fair market value of the underlying Partnership property after the contribution in accordance with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

                                    ARTICLE 4

                       ALLOCATIONS OF PROFITS AND LOSSES;
                            DISTRIBUTIONS; ACCOUNTING

      Section 4.1 - Allocation of Income and Loss. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss, and deduction shall be allocated among the Partners for each fiscal year (or portion thereof) as provided herein below.

      a. Profits. Except as otherwise provided, after giving effect to the Regulatory Allocations and Curative Allocations, Profits of the Partnership for each fiscal year shall be allocated among the Partners as follows:

            (i) First, to the Partners in proportion to and to the extent of the cumulative amount of Losses allocated to the Partners pursuant to Section 4.1(b)(ii) hereof for all prior fiscal years, over the cumulative Profits allocated to the Partners pursuant to this Section 4.1(a)(i) for all prior fiscal years;

            (ii) Second, to the Partners in proportion to and to the extent of the cumulative amount of Losses allocated to the Partners pursuant to Section 4.1(b)(i) hereof for all prior fiscal years, over the cumulative Profits allocated to the Partners pursuant to this Section 4.1(a)(ii) for all prior fiscal years;

            (iii) The balance, if any, to the Partners in proportion to the total number of Units owned by each Partner as compared to the total number of Units owned by all of the Partners.

      b. Losses. Except as otherwise provided, after giving effect to the Regulatory and Curative Allocations, Losses of the Partnership for each fiscal year shall be allocated among the Partners as follows:

            (i) First, to the Partners, up to an amount, if any, necessary to reduce their respective positive Capital Account balance to zero, in proportion to their respective positive Capital Account balances; and

            (ii) The balance, if any, to the Partners in proportion to the total number of Units owned by each Partner as compared to the total number of Units owned by all of the Partners.

      c. Varying Unit Ownership. Partners whose Units in the Partnership vary during a fiscal year shall be allocated Profits and Losses by allocating to them the appropriate pro rata part amount of such items based on the number of days that they held their Units during the fiscal year.

      Section 4.2 - Distribution of Cash Flow. Except as provided in Article 9 hereof, the General Partner may distribute Cash Flow, from time to time, first to the payment of the principal and accrued interest, if any, of the Loans contemplated by Section 3.4 hereof, in proportion to the relative amounts of each; then to the Partners in proportion to the total number of Units owned by each Partner as compared to the total number of Units owned by all of the Partners, provided that the General Partner has adequately funded Working Capital Reserves to meet the future liabilities of the Partnership. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not be required to make a distribution to a Partner on account of its interest in the Partnership if such distribution would violate the Act or any other applicable law.

      Section 4.3 - Books and Records. The books and records of the Partnership shall be kept in sufficient detail to determine the Profits, Losses, credits and the federal income tax items of the Partnership for each period for which an allocation is to be made pursuant to this Agreement. The Partnership shall also keep such books and records in sufficient detail so as to permit preparation of financial statements in accordance with customary accounting principles consistently applied. Such books and records and financial statements, together with any other records and documents required to be made available by the Partnership for inspection under the Act, shall be maintained at the principal office of the Partnership. Such documents shall be open for inspection and examination, copying, verification or audit thereof by any Partner or its duly authorized representative for any purpose reasonably related to such Partner's interest in the Partnership. The General Partner shall have the right to keep confidential from the Limited Partners for such period of time as the General Partner deems reasonable, any information which the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or could damage the Partnership or its business or which the Partnership is required by law or by agreement with a third party to keep confidential.

      Section 4.4 - Accounting Period and Method. The accounting period and fiscal year of the Partnership shall be the period ending December 31 each year. The Partnership shall prepare all financial statements on the cash method of accounting or such other reasonable accounting method approved by the General Partner.

      Section 4.5 - Capital Accounts. A separate Capital Account shall be determined and maintained for each Partner. No Partner shall have any interest in the Capital Account of any other Partner. Capital Accounts shall be determined and maintained on the same basis as Capital Accounts are determined and maintained by the Partnership for purposes of federal income taxation in accordance with the requirements of Section 704(b) of the Code and Section 1.704-1(b) of the Treasury Regulations promulgated thereunder.

      Section 4.6 - Charges Against Capital Accounts. If the Partnership shall suffer Losses as a result of which the Capital Account of any Partner shall be negative, such Losses shall be carried as a charge against such Partner's Capital Account and a subsequent share of Profits and gain of the Partnership shall be applied to restore such deficit in such Partner's Capital Account.

      Section 4.7 - Tax Election. All elections and options available to the Partnership for federal and state tax purposes shall be taken or rejected by the Partnership in the sole discretion of the General Partner. The General Partner may elect pursuant to Section 754 of the Code to adjust the basis of the Partnership's assets, in the case of a distribution of property, in the manner provided in Section 734 of the Code and, in the case of a transfer of a Partner's Units, in the manner provided in Section 743 of the Code.

      Section 4.8 - Tax Matters Partner. The General Partner shall act as the initial Tax Matters Partner as defined in Section 6231 of the Code. The Tax Matters Partner shall provide the Partners with a copy of all correspondence and shall keep the other Partners reasonably informed of any audit, administrative or judicial proceedings involving the potential adjustment at the Partnership level of any item required to be taken into account by the Partners for purposes of federal, state and local income taxation. In any controversy with the Internal Revenue Service or any other taxing authority involving the Partnership, either directly or indirectly, the Tax Matters Partner may, in respect thereof, incur expenses on behalf of the Partnership which it deems necessary and advisable and in the best interests of the Partnership including, but not limited to, attorneys' and accounting fees. The Tax Matters Partner may execute or agree to a settlement or a compromise of such controversy, waive or extend the statute of limitations, choose a forum for litigation and file amended tax returns without the prior consent of the Partners. The Partnership shall indemnify the Tax Matters Partner and make advancement of expenses as provided in Section 5.5 of this Agreement.

                                    ARTICLE 5

                                   MANAGEMENT

      Section 5.1 - Powers of the General Partner. The General Partner shall have all the rights, powers and restrictions conferred in this Agreement and under the Act which are consistent with the characterization and treatment of the Partnership as a limited partnership. Subject to the limitations imposed under the Act and this Agreement, the General Partner shall have all the rights, powers and restrictions which may be possessed by a general partner under the Act as are necessary to manage and carry on the business of the Partnership. Such rights and powers shall include, but shall not be limited to, the right and power to:

      a. cause the issuance, administration and repayment of the Securities issued pursuant to and authenticated under the Indenture in such manner as the General Partner deems reasonable and appropriate under the circumstances;

      b. manage the day-to-day operations of the Partnership, including the right to establish bank accounts for the Partnership and make deposits of the capital and other funds for the Partnership in and withdrawals from such accounts, and to borrow funds, use the assets of the Partnership as collateral, or guarantee any obligation of the Partnership as the General Partner deems necessary to carry on the Partnership business;

      c. incur and pay reasonable expenses with respect to the conduct and operation of the Partnership business, including expenses in connection with the registration, administration and repayment of securities, and expenses for accounting, legal, appraisal, investment advice, clerical and other services;

      d. disseminate information concerning the Partnership's affairs to the Partners as it deems necessary or appropriate;

      e. perform any reasonable act in furtherance of the Partnership business;

      f. render periodic reports to the Partners with respect to the operations of the Partnership;

      g. maintain complete and accurate books of account (containing such information as shall be necessary to record allocations and distributions), and make such records and books of account available for inspection and audit by any Partner or its duly authorized representative (at the expense of such Partner) during regular business hours and at the principal office of the Partnership;

      h. prepare and distribute to the Partners, within the time prescribed by law, all required tax reporting information for each fiscal year and arrange for the preparation and filing of all tax returns of the Partnership;

      i. cause to be timely filed all governmental filings for the Partnership, and do such other acts as may be required by law to qualify and maintain the Partnership as a limited partnership under the Act; and

      j. execute any and all documents, in the name of and on behalf of the Partnership, which are necessary to effectuate any of the foregoing or otherwise necessary to carry out its duties as General Partner.

      Section 5.2 - Duties of the General Partner. The General Partner shall owe no duties to the Partnership or the other Partners, other than as expressly stated in this Agreement; provided, however, that the General Partner must comply with the implied contractual covenant of good faith and fair dealing. In addition to the obligations expressly imposed upon it by this Agreement:

      a. The General Partner will comply with all the obligations imposed upon it, and will cause the Partnership to comply with all obligations imposed upon the Partnership by the Indenture.

      b. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Trustee and the Holders, which are hereby expressly made third party beneficiaries of this Agreement, any benefit or any legal or equitable right, remedy or claim under this Agreement, provided, however, that any such benefit, legal or equitable right, remedy or claim of such Trustee and Holders shall be enforceable only, and subject to all the limitations and restrictions thereon, as provided by the Indenture; provided, however, that in no event shall the General Partner be liable for the payment of the principal of, or the interest on, the Securities.

      Section 5.3 - Compensation to the General Partner. The General Partner shall be allowed reasonable compensation for services rendered to the Partnership. The General Partner shall also be entitled to reimbursement for any reasonable expenses paid by it arising out of the business of the Partnership.

      Section 5.4 - Prohibition on Authority of the General Partner. The General Partner shall not have the authority to:

      a. do any act in contravention of the Certificate of Limited Partnership, the Act or this Agreement;

      b. do any act which would make it impossible to carry on the ordinary business of the Partnership; or

      c. possess Partnership property or assign the rights of the Partnership in specific Partnership property for other than a Partnership purpose.

      Section 5.5 - Exculpation and Indemnification.

      a. No Partner shall be liable to the Partnership or any other Partner for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Person, except that a Person shall be liable for any such loss, damage or claim incurred by reason of such Person's bad faith violation of the implied contractual covenant of good faith and fair dealing.

      b. The Partnership shall, to the fullest extent permitted by law, indemnify any Partner who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such Partner is a partner of the Partnership, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Partner in connection with such action, suit or proceeding; provided, however, the Partnership shall not indemnify any Partner for such Partner's bad faith violation of the implied contractual covenant of good faith and fair dealing. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the Partner did not act in good faith and in a manner which the Partner reasonably believed to be in or not opposed to the best interests of the Partnership and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Partner's conduct was unlawful.

      Section 5.6 - Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Partnership in advance of the final disposition of such action, suit or proceeding upon receipt of an understanding by or on behalf of a Partner to repay such amount unless it shall ultimately be determined that such Partner is entitled to be indemnified by the Partnership as authorized in this Article 5.

      Section 5.7 - Insurance. The Partnership shall have power to purchase and maintain insurance on behalf of any Person who is or was a Partner of the Partnership against any liability asserted against such Person and incurred by such Person in such Person's capacity as a Partner, or arising out of such Person's status as such.

                                    ARTICLE 6

               RIGHTS AND PROHIBITIONS AFFECTING GENERAL PARTNERS

      Section 6.1 - Withdrawal of General Partner. A General Partner ceases to be a general partner of the Partnership upon the happening of any of the events of withdrawal described in Section 17-402 of the Act. Upon the happening of any of the foregoing events, then the General Partnership Units of such General Partner shall become Limited Partnership Units and such General Partner shall become a Limited Partner of the Partnership.

      Section 6.2 - Additional General Partners. Notwithstanding anything to the contrary contained herein, after the filing of the Partnership's original Certificate of Limited Partnership, additional General Partners may be admitted only with the written consent of all the Partners. A Person shall be admitted to the Partnership as an additional General Partner upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.

                                    ARTICLE 7

               RIGHTS AND PROHIBITIONS AFFECTING LIMITED PARTNERS

      Section 7.1 - Rights, Powers, and Restrictions. Without limiting any rights conferred to a Limited Partner under the Act, a Limited Partner's rights, powers and restrictions in the Partnership shall be the same (except as to management rights and operation of the Partnership business) as the General Partner's rights, powers and restrictions in the Partnership, provided that no rights, powers and restrictions are conferred herein to a Limited Partner, as a Limited Partner, which would cause such Limited Partner to be liable or cause such Limited Partner to be treated as or like a general partner in whole or in part under the Act.

      Section 7.2 - Limitation on Withdrawal. Except as otherwise provided in the Act, a Limited Partner may not withdraw from the Partnership prior to the dissolution and winding up of the Partnership.

      Section 7.3 - Additional Limited Partners. Except as provided in Article 8 herein, after the filing of the Partnership's original Certificate of Limited Partnership, additional Limited Partners may only be admitted by the General Partner. The amount of Units to be issued to the Limited Partner shall be determined by the General Partner, taking into account the value of said Capital Contribution and the then net fair market value of the underlying Partnership property after the contribution. A Person shall be admitted to the Partnership as an additional Limited Partner upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.

      Section 7.4 - Voting - Limited Partners. All matters contained in this Agreement requiring the approval of the holders of Limited Partnership Units, and any matter upon which the General Partner shall determine in its reasonable discretion to require approval of the holders of Limited Partnership Units, shall be voted on by such holders in accordance with the provisions of this Section

7.4. The vote shall be conducted by the General Partner which, contained within its authority and without limitation thereof, shall have the authority to establish a "record date" to establish ownership of Limited Partnership Units in the Partnership and to conduct a vote by mail. Alternatively, the vote of the holders may be taken at a meeting of all of the Partners. The General Partner shall give at least three (3) days' prior notice of such a meeting to all holders of Limited Partnership Units entitled to vote thereat, and such notice shall specify the date, time, and location of the meeting, and the matters to be discussed and voted upon. Each Limited Partner shall be entitled to one vote for each Limited Partnership Unit owned.

                                    ARTICLE 8

                        TRANSFER OF INTEREST; WITHDRAWAL

      Section 8.1 - Unrestricted Transfers. Except as otherwise limited under the Act or this Agreement, and subject to applicable law, a Partner may transfer all or any part of its Units in the Partnership by gift, sale or other transfer.

      Section 8.2 - Right of First Refusal. No Partner shall have the right or power to sell, assign, transfer or otherwise dispose of any part of such Partner's Units in the Partnership except in accordance with the following provisions of this Agreement:

      a. Option to Other Partners. No Partner shall transfer any Units to any Person without first offering to sell such Units to the other Partners at the same price and on the same terms as such Partner received in a bona fide offer from a third party, as such offer is defined in subparagraph (e) below. Each offeree Partner shall have the option to purchase all or less than all of its proportionate share of such offered Units (determined by the ratio of its then holdings of the outstanding Units to the total holdings of all of the offeree Partners) at the price and upon the terms set forth in the bona fide offer; provided, however, if any offeree Partner does not purchase its full share of the offered Units, the unaccepted Units may be purchased by the other offeree Partners. To exercise the option, an offeree Partner shall notify the transferring Partner, in writing, within thirty (30) days from the date the offeree Partner receives the offer.

      b. Option to the Partnership. If the offeree Partners elect to purchase less than all of the Units offered pursuant to subparagraph (a) above, the transferring Partner shall offer any remaining Units to the Partnership at the same price and on the same terms as such Partner received in a bona fide offer from a third party, as such offer is defined in subparagraph (e) below. The Partnership shall have the option to purchase all, but not less than all, of such remaining offered Units at the same price and on the same terms as set forth in the bona fide offer. The determination to exercise the option of the Partnership to purchase the offered Units shall be made by a majority of the offeree Partners. To exercise the option, the Partnership shall notify the transferring Partner, in writing, within thirty (30) days from the date the Partnership receives the offer.

      c. Closing. If the offeree Partners and the Partnership collectively exercise their options to purchase all of the Units offered pursuant to subparagraphs (a) and (b) above, the closing of the purchase(s) of such Units by the offeree Partners or the Partnership, or both, pursuant to this Section 8.2 shall take place on the latest of: (i) the date specified in the offer; or (ii) thirty (30) days after the transferring Partner is notified of the exercise of the option(s) to purchase all of the offered Units by the offeree Partners or the Partnership, or both.

      d. Failure to Exercise Options. If the offeree Partners and the Partnership do not collectively exercise their options to purchase all of the Units offered pursuant to subparagraphs (a) and (b) above, then any exercise of the option to purchase by an offeree Partner or the Partnership, or both, shall become void, and all, but not less than all, of the offered Units may be sold to a bona fide third party purchaser at the same price and on the same terms as were offered to the offeree Partners and Partnership, and such purchaser shall hold such Units subject to the provisions of this Agreement. If such sale is not consummated within sixty (60) days after the expiration date of the Partnership's option period, such Units shall again become subject to the offer procedure of this
            Section 8.2.

      e. Bona Fide Offer. A bona fide offer is a legally enforceable, written offer in good faith from a Person, other than an affiliate of the offeror Partner, financially capable of carrying out its terms, which offer shall be available for inspection upon request of any party.

      Section 8.3 - Transferees. Units transferred pursuant to this Article 8 shall be and remain subject to all of the provisions of this Agreement and the Partnership shall be deemed to continue with the remaining Partners on the same terms (except as the Partners' Interests and Units in the Partnership may thereby be affected) as set forth in this Agreement.

      Section 8.4 - Admission of Transferees. A transferee of General Partnership Units shall be admitted as a substitute General Partner upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferring General Partner shall cease to be a general partner of the Partnership to the extent of the General Partnership Units transferred, and the parties hereby agree that following such transfer, any remaining General Partners of the Partnership, including a substitute General Partner, are hereby authorized to, and shall, continue the business of the Partnership without dissolution. A transferee of Limited Partnership Interests shall be admitted to the Partnership as a limited partner of the Partnership upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Limited Partner shall cease to be a limited partner of the Partnership to the extent of the Limited Partnership Units transferred.

      Section 8.5 - Compliance. Any purported transfer of Units not in compliance with this Article 8 shall be null and void. Any transfer of Units shall be deemed effective as of the last day of the calendar month in which the last of the conditions specified in this Article 8 is satisfied.

      Section 8.6 - Withdrawal of a General Partner. In the event of the withdrawal of a General Partner, the Partnership shall continue, provided there is at least one other General Partner.

      Section 8.7 - Withdrawal of Sole General Partner. In the event of the withdrawal of the sole remaining General Partner, the remaining Limited Partner or Partners may, by unanimous agreement (within ninety (90) days after notice of any such event), elect to continue the Partnership and designate a new General Partner or General Partners, if it or they shall consent to and accept such designation or designations.

                                    ARTICLE 9

                   DISSOLUTION; TERMINATION OF THE PARTNERSHIP

      Section 9.1 - Causes of Termination. The Partnership shall dissolve upon the earliest of the following events (each a "Liquidating Event"):

      a.    The unanimous written consent of all Partners;

      b. The sale, transfer or other disposition of all or substantially all of the Partnership's assets;

      c. The withdrawal of the sole remaining General Partner unless the Partnership is continued in accordance with Section 8.7 of this Agreement or the Act;

      d.    Upon entry of a decree of judicial dissolution; or

      e. There are no limited partners of the Partnership unless the business of the Partnership is continued in accordance with the Act.

      Section 9.2 - Liquidation. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners, and no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up the Partnership's business and affairs. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the assets have been distributed pursuant to this Section 9.2 and the Partnership is terminated. the General Partner (or if there is no General Partner, a Limited Partner designated by a majority of the Limited Partners) (the "Liquidator") shall be responsible for overseeing the winding up of the Partnership, shall take full account of the Partnership's assets and liabilities, and shall apply and distribute the assets in kind or distribute the proceeds therefrom in the following order and priority:

      a. First, to the satisfaction (whether by payment or the reasonable provision for payment thereof) of the expenses of liquidation and the expenses, debts and liabilities of the Partnership, excluding any loans or advances that may have been made by any Partner to the Partnership;

      b. Second, to the repayment of any loans or advances that may have been made by any Partner (including the Loans) to the Partnership, but if the amount available for such repayment shall be insufficient, then pro rata on account thereof; and

      c. The balance to the Partners in proportion to their respective positive Capital Account balances (as determined after giving effect to all contributions, distributions and allocations for all fiscal years of the Partnership, including the fiscal year during which the dissolution of the Partnership occurs).

No Partner shall receive any additional compensation for any services performed pursuant to this Section 9.2. This Section 9.2 shall not apply in the case of a Regulatory Liquidation.

      Section 9.3 - Final Accounting. Each Partner (or such Partner's personal representative) shall be furnished with a statement prepared by the Liquidator that shall set forth the assets and liabilities of the Partnership as of the date of dissolution. Upon compliance with the foregoing distribution plan, the Limited Partner or Partners shall cease to be such, and the Liquidator shall execute and cause to be filed, distributed, or published any and all notices and documents as may be necessary or appropriate to terminate the Partnership.

                                   ARTICLE 10

                                  MISCELLANEOUS

      Section 10.1 - Governing Law. This Agreement and the Partnership shall be governed by and construed under the laws of the State of Delaware excluding its choice of law principles that would require the application of the laws of another jurisdiction. The Partners consent to the jurisdiction of the courts of the State of Delaware and agree that any action arising out of or to enforce this Agreement must be brought and maintained in New Castle County, Delaware.

      Section 10.2 - Amendments. This Agreement may be amended by the General Partner to: (a) reflect the disposition by a Limited Partner of all or any part of such Limited Partner's Units (subject to the provisions hereof); (b) reflect the substitution or addition of a Person becoming a Limited Partner (subject to the provisions hereof); or (c) cure any ambiguity or correct or supplement any provision herein which may be inconsistent with any other provision herein. All other amendments to this Agreement shall require the unanimous written consent of all the Partners.

      Section 10.3 - Further Action. As required from time to time in furtherance of the business of the Partnership, the parties hereto agree to execute and deliver all documents, provide all information and take or refrain from taking all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

      Section 10.4 - Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and, subject to the provisions hereof, their respective heirs, executors, successors, assigns and personal representatives.

      Section 10.5 - Ratification. Each Partner shall, and does hereby ratify each, every, and all of the acts heretofore accomplished and/or performed by the Partners and their agents for or on behalf of the Partnership prior to the execution of this Agreement.

      Section 10.6 - Entire Agreement. This Agreement contains the entire understanding among the parties and supersedes any prior understanding and agreements among them with respect to the subject matter hereof. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein

      Section 10.7 - Headings, Etc. The use of the term "this Agreement" and/or the words "herein", "hereof", "hereunder" and other similar compounds of the word "here" shall refer to this entire instrument (and any agreement supplemental to this instrument) and not merely to any particular article, section, paragraph, provision or item. Unless something in the subject matter or the context is inconsistent therewith, references herein to articles, sections and paragraphs are to articles, sections and paragraphs of this Agreement. Whenever in this Agreement the word "including" is used, it shall be deemed to be for purposes of identifying only one or more of the possible alternatives, and the entire provision in which such word appears shall be read as if the phrase "including without limitation" were actually used in the text. The titles, headings or captions contained in this Agreement are for convenience of reference only and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of the provisions hereof. As used in this Agreement, the word Partner, General Partner and any pronoun used in designation thereof shall be construed to include the plural as well as the singular number, and the masculine, feminine, and/or neuter gender, as appropriate to the designation of the party or parties to which such words refer.

      Section 10.8 - Severability. If any provision of this Agreement, or the application thereof to any Person or circumstances, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

      Section 10.9 - Notices. Notice to Partners or to the Partnership shall be deemed to have been given when mailed by prepaid certified mail, return receipt requested, to the addresses set forth in Exhibit A, unless a more current address appears on the books and records of the Partnership or has been provided by a Partner in writing delivered to the Partnership, or to the Partnership at the location of the principal place of business of the Partnership stated in
Section 1.4 hereof.

      Section 10.10 - Power of Attorney. The Limited Partner irrevocably constitutes and appoints the General Partner as its true and lawful attorney, with full power of substitution, in its name, place and stead to make, execute, swear to, acknowledge, certify, deliver, file and record:

      a. All certificates of limited partnership, certificates of doing business under an assumed name and any other certificates or instruments which may be required to be filed by the Partnership or the Partners under the laws of the State of Delaware or any other jurisdiction;

      b. One or more certificates of cancellation of the Partnership and such other instruments or documents as may be deemed necessary or desirable by the General Partner upon completion of the winding up of the Partnership;

      c. Any and all amendments of the instruments described in Sections 10.10(a) and 10.10(b) above, provided such amendments are either required by law or are consistent with the provisions of this Agreement or have been authorized by the Limited Partner; and

      d. Any and all other instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement in accordance with its terms.

      The power of attorney granted hereby shall not constitute a waiver of, or be used to avoid, the rights of the Limited Partner to approve amendments to this Agreement or be used in any other manner inconsistent with the status of the Partnership as a limited partnership.

      It is expressly intended by the Limited Partner that the foregoing power of attorney is coupled with an interest, is irrevocable, and shall survive the insolvency, dissolution or termination of each such Limited Partner. The foregoing power of attorney shall survive the delivery of an assignment by the Limited Partner of its entire interest in the Partnership, except that where an assignee of such entire interest has become a substitute Limited Partner, then the foregoing power of attorney of the assignor Limited Partner shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any and all instruments necessary to effectuate such substitution.

      Section 10.11 - Counterparts. This Agreement and any amendments hereto may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, binding on all Partners, and the signature of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

      Section 10.12 - Exhibits. Each exhibit, schedule, or certificate attached to this Agreement is incorporated and made a part of this Agreement for all purposes.

                            [Signature page follows.]

      IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of this 3rd day of December, 2004.

                                             REGENCY CONSUMER FINANCIAL
                                                   SERVICES INC.

                                          By:  /s/ Donald W. Phillips, Jr.
                                              ---------------------------------
                                          Name:   Donald W. Phillips, Jr.
                                          Title:  President

                                                         "General Partner"

                                             FNB CONSUMER FINANCIAL
                                                  SERVICES INC.

                                          By:   /s/ Donald W. Phillips, Jr.
                                              ---------------------------------
                                          Name:   Donald W. Phillips, Jr.
                                          Title:  President

                                                    "Limited Partner"

                                    APPENDIX

                                   Definitions

      "Act" means the Delaware Revised Uniform Limited Partnership Act, Title 6, Chapter 17 of the Delaware Code.

      "Adjusted Capital Account Deficit" of a Partner means the deficit balance, if any, in a Capital Account as of the end of the relevant fiscal year of the Partnership, after giving effect to the following adjustments:

      a. Increase such Capital Account by any amounts which such Person is obligated to restore to the Partnership pursuant to Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations or is deemed to be obligated to restore pursuant to the penultimate sentence of Section 1.704-2(g)(1) and Section 1.704-2(i)(5) of the Treasury Regulations; and

      b. Decrease such Capital Account by the amount of the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6) of the Treasury Regulations.

The foregoing definition of Adjusted Deficit Capital Account Balance is intended to comply with Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

      "Agreement" means this Agreement of Limited Partnership as amended from time to time.

      "Capital Account" means the amount of cash and fair market value of services or property (net of any liabilities secured by contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code) that a Partner has contributed to the Partnership as Capital Contributions, adjusted as follows:

      a. The Capital Account shall be increased by all Profits allocated to such Person pursuant to Article 4 hereof;

      b. The Capital Account shall be decreased by: (i) the amount of cash and the fair market value of all property distributed to such Person by the Partnership (net of liabilities securing such distributed property that such Person is considered to assume or take subject to under Section 752 of the Code) and (ii) all Losses allocated to such Person pursuant to Article 4 hereof;

      c. The Capital Account shall be credited in the case of an increase or debited in the case of a decrease to reflect such Person's allocable share of any adjustment to the adjusted basis of Partnership assets pursuant to Section 734(b) of the Code to the extent provided by
            Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations;

      d. The Capital Account shall be adjusted in any other manner required by Section 1.704-1(b)(2)(iv) of the Treasury Regulations or otherwise, in order to be deemed properly maintained for federal income tax purposes;

      e.    Capital Accounts shall not bear interest; and

      f. The transferee of Units shall succeed to the Capital Account attributable to the Units transferred.

      "Capital Contributions" means any contribution of cash, property or services to the Partnership made by or on behalf of a Partner pursuant to
Article 3 (except Section 3.4) hereof. The amount of a Capital Contribution made in property other than money shall be the fair market value, net of assumed liabilities, of the contributed property as agreed to by the contributing Partner and by the General Partner.

      "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership as properly adopted and amended from time to time by the Partners and filed with the Secretary of State of the State of Delaware pursuant to the Act.

      "Cash Flow" means the excess of: (a) cash realized during any given period of time (including interest on credit extended by the Partnership in connection with a sale, exchange or other disposition of Partnership property) by the Partnership from (i) the ordinary course of operating the Partnership business,
(ii) insurance proceeds, (iii) proceeds of financing and refinancing, (iv) proceeds of condemnation awards, (v) proceeds of sale of Partnership property, and (vi) any other similar items which in accordance with federal income tax accounting principles are attributable to capital (except Capital Contributions by Partners), over; (b) Operating Expenses, the total amount of Working Capital Reserves created, and principal indebtedness and other expenses paid in connection with and out of the proceeds of any capital transaction.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Curative Allocations" means the following allocations of income, gain, loss or deduction. Notwithstanding any provision of this Agreement to the contrary, the General Partner shall be authorized to make such other or different allocations of Partnership income, gain, loss or deduction to be specially allocated pursuant to the Regulatory Allocations as the General Partner determines in good faith to be prudent and necessary in order to both:
(a) satisfy the applicable provisions of the Code and the Treasury Regulations issued thereunder; and (b) properly reflect and comply with the underlying economic arrangements between the Partners as set forth and described in this Agreement.

      "General Partner" means the Person listed as general partner on Exhibit A, as may be revised, or where the context so requires, any additional or successor General Partner selected pursuant to the provisions of this Agreement, in its capacity as general partner of the Partnership.

      "General Partnership Units" means all outstanding Interests in the Partnership owned by the General Partners in their capacity as General Partners and as set forth on Exhibit A.

      "Holder" means a Person in whose name a Security is registered in the Security Register.

      "Indenture" has the meaning specified in Section 5.2 of this Agreement.

      "Interest" means each Partner's partnership interest in the Partnership.

      "Issuance Items" means any income, gain, loss, or deduction realized as a direct or indirect result of the issuance of a Unit by the Partnership to a Partner.

      "Loan" shall have the meaning set forth in Section 3.4 hereof.

      "Limited Partners" means each Person who becomes a Limited Partner under this Agreement by executing this Agreement as a Limited Partner and making the Capital Contribution required hereunder and each Person who may become a substitute Limited Partner pursuant to the provisions hereof and applicable law or who acquires an Interest in the Partnership pursuant to Article 8 hereof, in their capacities as limited partners of the Partnership, and reference to a "Limited Partner" shall be to any one of the Limited Partners.

      "Limited Partnership Units" means all outstanding Interests in the Partnership owned by Limited Partners in their capacity as Limited Partners and as set forth on Exhibit A.

      "Liquidating Event" has the meaning set forth in Section 9.1 hereof.

      "Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(b)(1) of the Treasury Regulations.

      "Nonrecourse Liability" shall have the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

      "Operating Expenses" means all Partnership expenses paid in the ordinary course of operating the Partnership business, principal and interest payments on Partnership debt and any additions to the Working Capital Reserves.

      "Partner Nonrecourse Debt" shall have the meaning set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

      "Partner Nonrecourse Debt Minimum Gain" means, with respect to each Partner Nonrecourse Debt, an amount equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, all as determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

      "Partner Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2(i)(1) and (2) of the Treasury Regulations.

      "Partners" means the General Partner and the Limited Partner where no distinction is required by the context in which the term is used herein, and reference to a "Partner" shall be to any one of the Partners.

      "Partnership" means the limited partnership formed pursuant to this Agreement and the Certificate of Limited Partnership.

      "Partnership Minimum Gain" shall have the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

      "Person" means a natural person, trust, estate, partnership, limited liability company or any incorporated or unincorporated organization, association or entity.

      "Profits" and "Losses" mean, for each fiscal year of the Partnership, an amount equal to the Partnership's taxable income or loss for such year, determined in accordance with Section 703(a) of the Code as adjusted to conform with the requirements of Section 1.704-1(b)(2)(iv)(b) of the Treasury Regulations. Profits and Losses for any fiscal year shall be considered to have been earned or incurred on a daily basis except that if permitted under the applicable provisions of the Code, gains and losses arising from the disposition of Partnership property shall be taken into account as of the date of such disposition.

      "Regulatory Allocations" means the following allocations of income, gain, loss and deductions which shall be made in the following order:

      a. Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any provision of this Agreement to the contrary, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain determined in accordance with Section 1.704-2(g) of the Treasury Regulations. Allocations made pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations. This provision is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistent therewith.

      b.    Partner Minimum Gain Chargeback. Except as otherwise provided in
            Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any provision of this Agreement to the contrary, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership taxable year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner

            Nonrecourse Debt, all as determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This provision is intended to comply with the minimum gain chargeback requirement in
            Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

      c. Qualified Income Offset. In the event any Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations, items of Partnership income or gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain) shall be specially allocated to each such Partner in an amount and in a manner sufficient to eliminate the Adjusted Capital Account Deficit in their Capital Accounts created by such adjustments, allocations or distributions as quickly as possible, provided that an allocation pursuant to this section shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in Article 4 have been tentatively made as if this provision were not in this Agreement.

      d. Gross Income Allocation. In the event any Limited Partner has a deficit Capital Account at the end of any Partnership taxable year which is in excess of the sum of (i) the amount such Limited Partner is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Limited Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations, each such Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this provision shall be made only if and to the extent that such Limited Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in Article 4 have been made as if subsections (c) and (d) of this definition of Regulatory Allocations were not in this Agreement.

      e. Allocation of Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be specially allocated among the Partners in proportion to their respective Capital Accounts at the end of the Partnership taxable year for which the allocation is made.

      f. Allocation of Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any taxable year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with
            Section 1.704-2(i)(1) of the Treasury Regulations.

      g. Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or
            Section 743(b) of the Code is required pursuant to Section 1.704-1(b)(2)(iv)(m)(2) of the Treasury Regulations to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of its Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event
            Section 1.704-1(b)(2)(iv)(m)(2) of the Treasury Regulations applies, or to the Partner to whom such distribution was made in the event
            Section 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations applies.

      h. Allocations Relating to Taxable Issuance of Partnership Interests. Any income, gain, loss, or deduction realized as a direct or indirect result of any Issuance Items shall be allocated among the Partners so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Partner, shall be equal to the net amount that would have been allocated to each such Partner if the Issuance Items had not been realized.

      i. Allocation of Imputed Interest Deductions. In the event the Partnership is entitled to a deduction for interest imputed under any provision of the Code on any loan or advance from a Partner, such deduction shall be allocated solely to such Partner.

      j. Tax Allocations. In accordance with Section 704(c) of the Code and any applicable Treasury Regulations thereunder, income, gain, loss and deductions with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes (and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provisions of this Agreement), be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and the value thereof as computed for book purposes. In the event the value of any Partnership asset is revalued as provided in the Treasury Regulations under Section 704(c) of the Code, subsequent allocations, for tax purposes, of income, gain, loss, and deductions respecting such asset shall be made so as to take account of any variation between the adjusted basis of such asset for federal income tax purposes and its value, as computed then and thereafter, for book purposes, in the same manner as under Section 704(c) of the Code and any applicable Treasury Regulations thereunder. Any elections or decisions relating to such allocations shall be made by the General Partner in good faith in order to both
            (a) satisfy the provisions of Section 704(c) of the Code and the applicable Treasury Regulations thereunder, and (b) properly reflect the purpose and intention of this Agreement.

            For federal, state and local income tax purposes, the income, gains, losses and deductions of the Partnership shall, for each fiscal year, be allocated among the Partners in the same manner and in the same proportion that such items have been allocated among the Partners' respective Capital Accounts.

      "Regulatory Liquidation" means that the Partnership is "liquidated" within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations. Notwithstanding any other provision of Article 9 of this Agreement, in the event the Partnership is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations but no Liquidating Event has occurred, the Partnership shall not be dissolved, the assets of the Partnership shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Partnership shall be deemed to have contributed all of its assets and liabilities to a new limited partnership. Immediately thereafter, the Partnership shall be treated as having liquidated by distributing the interests in the new limited partnership to the Partners (and the purchaser, if any), followed by the continuation of the business by the new limited partnership or its dissolution and winding up. The deemed contribution of assets to the new limited partnership and the distribution of the new limited partnership interests to the Partners of the Partnership shall be disregarded for purposes of maintaining Capital Accounts. The termination of the Partnership shall not change the Capital Accounts of the Partners or the books of the Partnership nor shall the deemed contribution of assets to the new limited partnership create additional Section 704(c) property.

      "Securities" means any Securities authenticated and delivered under the Indenture.

      "Security Register" has the meaning specified in Section 305 of the Indenture.

      "Treasury Regulations" except where the context indicates otherwise, means the permanent, temporary, proposed, or proposed and temporary regulations promulgated by the Department of the Treasury under the Code as such regulations may be changed from time to time.

      "Units" means General Partnership Units and Limited Partnership Units. The number of Units initially issued to each Partner in exchange for such Partner's Capital Contribution is set forth on Exhibit A which shall be amended in the event that the Partnership issues additional Units or acquires any outstanding Units. Units shall not represent a Partner's interest in the capital of the Partnership, which is determined solely by the Partner's Capital Account.

      "Working Capital Reserves" means Partnership funds set aside by the General Partner for working capital reserves for all Partnership expenses, investments, debt payments, capital improvements, replacements or contingencies.

                                    EXHIBIT A
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           FNB FINANCIAL SERVICES, LP

                                                       Date:  December 3, 2004

   PARTNER                 INITIAL CAPITAL            NUMBER OF            NUMBER OF
     AND                     CONTRIBUTION              GENERAL              LIMITED
   ADDRESS                    AND VALUE           PARTNERSHIP UNITS    PARTNERSHIP UNITS   INTEREST (%)
-----------------------    ---------------        -----------------    -----------------   ------------
Regency Consumer                $    10                    1                   __               1%
Financial Services Inc.
Suite 202
103 Foulk Road
Wilmington, DE 19803

FNB Consumer                    $   990                   __                  99               99%
Financial Services Inc.
Suite 202
103 Foulk Road
Wilmington, DE 19803

            TOTAL               $ 1,000                    1                   99             100%

                                      A-9